Exhibit 99.1

Dorman Products, Inc. Reports Third Quarter 2024 Results; Raises Full Year 2024 Earnings Guidance
Highlights (All comparisons are to the prior year period unless otherwise noted):
•Net sales of $503.8 million, up 3.2% compared to $488.2 million
•Diluted earnings per share (“EPS”) of $1.80, up 41% compared to $1.28
•Adjusted diluted EPS* of $1.96, up 40% compared to $1.40
•Repurchased $27 million of its shares and announced a new share repurchase authorization for up to $500 million
•Updates its full-year guidance for 2024

COLMAR, PA (October 31, 2024) – Dorman Products, Inc. (the “Company” or “Dorman”) (NASDAQ: DORM), a leading supplier in the motor vehicle aftermarket industry, today announced its financial results for the third quarter ended September 28, 2024.

Kevin Olsen, Dorman’s President and Chief Executive Officer, stated, “We delivered strong performance in the third quarter with earnings growth exceeding our expectations. Light Duty drove mid-single digit net sales growth, as our innovation strategy continues to bolster Dorman’s leading portfolio of aftermarket solutions. While net sales were down in our Heavy Duty segment and flat in our Specialty Vehicle segment, both delivered solid topline results when considering the headwinds that persisted in each sector throughout the quarter. Each of our businesses continues to execute exceptionally well against our operational excellence initiatives. These efforts are enabling streamlined workflows, quicker speeds to market, and increased profitability across the enterprise.

“With three quarters of strong financial results, coupled with our positive outlook and visibility through the balance of the year, we are updating our full-year net sales and EPS growth guidance. For 2024, we now anticipate net sales growth to be in the range of 3.5% to 4.5%. We are also increasing and narrowing our EPS guidance and now expect diluted EPS to be in the range of $6.15 to $6.25 and adjusted diluted EPS* to be in the range of $6.85 to $6.95.

“We are pleased with our results through the third quarter and look forward to delivering solid sales and earnings growth for the year. Our performance is a testament to the hard work and dedication of our Contributors, the strength of our customer relationships, and our unwavering commitment to driving innovation for our end users.”

Third Quarter Financial Results
The Company reported third-quarter 2024 net sales of $503.8 million, up 3.2% compared to net sales of $488.2 million in the third quarter of 2023.

Gross profit was $203.8 million in the third quarter of 2024, or 40.5% of net sales, compared to $183.2 million, or 37.5% of net sales, for the same quarter last year.

Selling, general and administrative (“SG&A”) expenses were $124.5 million, or 24.7% of net sales, in the third quarter of 2024 compared to $119.0 million, or 24.4% of net sales, for the same quarter last year. Adjusted SG&A expenses* were $117.9 million, or 23.4% of net sales, in the third quarter of 2024, compared to $114.1 million, or 23.4% of net sales, in the same quarter last year.

Diluted EPS was $1.80 in the third quarter of 2024, up 41% compared to diluted EPS of $1.28 in the same quarter last year. Adjusted diluted EPS* was $1.96 in the third quarter of 2024, up 40% compared to adjusted diluted EPS* of $1.40 in the same quarter last year.

During the quarter, the Company generated $44 million in cash from operating activities, invested $9 million in capital expenditures, repaid $11 million of debt and returned $27 million to shareholders through stock repurchases.

Segment results were as follows:

	Net Sales			Segment Profit Margin
($ in millions)	Q3 2024	Q3 2023	Change	Q3 2024	Q3 2023	Change
Light Duty	$393.6	$374.7	5%	19.0%	16.1%	290 bps
Heavy Duty	59.6	62.8	-5%	4.5%	3.0%	150 bps
Specialty Vehicle	50.6	50.6	0%	17.0%	13.5%	350 bps

2024 Guidance
The Company updated its full-year 2024 guidance, detailed in the table below, which excludes any potential impacts from future acquisitions and divestitures, supply chain disruptions, significant inflation, interest rate changes and additional share repurchases.

	Updated 2024 Guidance	Prior 2024 Guidance
Net Sales Growth vs. 2023	3.5% – 4.5%	3% – 5%
Diluted EPS	$6.15 – $6.25	$5.32 – $5.52
Growth vs. 2023	50% – 52%	30% – 35%
Adjusted Diluted EPS*	$6.85 – $6.95	$6.00 – $6.20
Growth vs. 2023	51% – 53%	32% – 37%
Tax Rate Estimate	24%	24%

Share Repurchase Program
Dorman repurchased 273,653 shares of its common stock for $26.7 million at an average share price of $97.70 during the quarter ended September 28, 2024. The Company had $134.6 million remaining under its prior share repurchase authorization.

In October, the Company’s Board of Directors authorized a new share repurchase program, effective January 1, 2025, authorizing the Company to repurchase up to $500 million of its outstanding common stock by the end of 2027. Under this program, share repurchases may be made from time to time depending on market conditions, share price, share availability and other factors at the Company’s discretion. The prior share repurchase plan and any amounts that remain available for purchases under that plan will expire on December 31, 2024.

Conference Call and Webcast
The Company will hold a conference call and webcast for investors on Friday, November 1, 2024 beginning at 8:00 a.m. Eastern time. The conference call can be accessed by telephone at (888) 440-4182 within the U.S. or +1 (646) 960-0653 outside the U.S. When prompted, enter the conference ID number 1698878. A live audio webcast along with the accompanying presentation materials can be accessed on the Company’s website at Dorman Products, Inc. - Events. A replay of the session will be available on the Investor section of the Company’s website after the call.

About Dorman Products
Dorman gives professionals, enthusiasts and owners greater freedom to fix motor vehicles. For over 100 years, we have been driving new solutions, releasing tens of thousands of aftermarket replacement products engineered to save time and money and increase convenience and reliability.

Founded and headquartered in the United States, we are a pioneering global organization offering an always-evolving catalog of products, covering cars, trucks and specialty vehicles, from chassis to body, from underhood to undercarriage, and from hardware to complex electronics.

*Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains Non-GAAP financial measures. The reasons why we believe these measures provide useful information to investors and a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these Non-GAAP measures are included in the supplemental schedules attached.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “probably,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “views,” “estimates” and similar expressions are used to identify these forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date such statements were made. Such forward-looking statements are based on current expectations that involve known and unknown risks, uncertainties and other factors (many of which are outside of our control). Such risks, uncertainties and other factors relate to, among other things: competition in and the evolution of the motor vehicle aftermarket industry; changes in our relationships with, or the loss of, any customers or suppliers; our ability to develop, market and sell new and existing products; our ability to anticipate and meet customer demand; our ability to purchase necessary materials from our suppliers and the impacts of any related logistics constraints; widespread public health pandemics; political and regulatory matters, such as changes in trade policy, the imposition of tariffs and climate regulation; our ability to protect our information security systems and defend against cyberattacks; our ability to protect our intellectual property and defend against any claims of infringement; and financial and economic factors, such as our level of indebtedness, fluctuations in interest rates and inflation. More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company is under no obligation to, and expressly disclaims any such obligation to, update any of the information in this document, including but not limited to any situation where any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact
Alex Whitelam, VP, Investor Relations & Risk Management
awhitelam@dormanproducts.com
(445) 448-9522

Visit our website at www.dormanproducts.com. The Investor Relations section of the website contains a significant amount of information about Dorman, including financial and other information for investors. Dorman encourages investors to visit its website periodically to view new and updated information.

DORMAN PRODUCTS, INC.
Consolidated Statements of Operations
(in thousands, except per-share amounts)

	Three Months Ended		Three Months Ended
(unaudited)	9/28/24	Pct.*	9/30/23	Pct. *
Net sales	$503,773	100.0	$488,186	100.0
Cost of goods sold	299,970	59.5	304,968	62.5
Gross profit	203,803	40.5	183,218	37.5
Selling, general and administrative expenses	124,532	24.7	119,010	24.4
Income from operations	79,271	15.7	64,208	13.2
Interest expense, net	9,762	1.9	12,215	2.5
Other income, net	1,615	0.3	605	0.1
Income before income taxes	71,124	14.1	52,598	10.8
Provision for income taxes	15,871	3.2	12,076	2.5
Net income	$55,253	11.0	$40,522	8.3

Diluted earnings per share	$1.80		$1.28

Weighted average diluted shares outstanding	30,739		31,555

	Nine Months Ended		Nine Months Ended
(unaudited)	9/28/24	Pct.*	9/30/23	Pct. *
Net sales	$1,475,425	100.0	$1,435,492	100.0
Cost of goods sold	890,775	60.4	944,291	65.8
Gross profit	584,650	39.6	491,201	34.2
Selling, general and administrative expenses	378,489	25.7	353,681	24.6
Income from operations	206,161	14.0	137,520	9.6
Interest expense, net	30,569	2.1	36,733	2.6
Other income, net	1,711	0.1	1,358	0.1
Income before income taxes	177,303	12.0	102,145	7.1
Provision for income taxes	41,812	2.8	23,170	1.6
Net income	$135,491	9.2	$78,975	5.5

Diluted earnings per share	$4.37		$2.50

Weighted average diluted shares outstanding	31,019		31,540
* Percentage of sales. Data may not add due to rounding.

DORMAN PRODUCTS, INC.
Consolidated Balance Sheets
(in thousands, except share data)

(unaudited)	9/28/24	12/31/23
Assets
Current assets:
Cash and cash equivalents	$45,127	$36,814
Accounts receivable, less allowance for doubtful accounts of $1,647 and $3,518	571,051	526,867
Inventories	665,237	637,375
Prepaids and other current assets	34,661	32,653
Total current assets	1,316,076	1,233,709
Property, plant and equipment, net	165,734	160,113
Operating lease right-of-use assets	107,176	103,476
Goodwill	443,340	443,889
Intangible assets, net	284,138	301,556
Other assets	47,633	49,664
Total assets	$2,364,097	$2,292,407
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$205,905	$176,664
Accrued compensation	27,003	23,971
Accrued customer rebates and returns	208,274	204,495
Revolving credit facility	61,760	92,760
Current portion of long-term debt	18,750	15,625
Other accrued liabilities	39,631	33,636
Total current liabilities	561,323	547,151
Long-term debt	455,038	467,239
Long-term operating lease liabilities	94,294	91,262
Other long-term liabilities	9,203	9,627
Deferred tax liabilities, net	9,637	8,925
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.01 par value; 50,000,000 shares authorized; 30,516,759 and 31,299,770 shares issued and outstanding in 2024 and 2023, respectively	305	313
Additional paid-in capital	110,595	101,045
Retained earnings	1,127,259	1,069,435
Accumulated other comprehensive loss	(3,557)	(2,590)
Total shareholders’ equity	1,234,602	1,168,203
Total liabilities and shareholders' equity	$2,364,097	$2,292,407
Selected Cash Flow Information (unaudited):

	Three Months Ended		Nine Months Ended
(in thousands)	9/28/24	9/30/23	9/28/24	9/30/23
Cash provided by operating activities	$44,293	$56,224	$159,622	$149,110
Depreciation, amortization and accretion	$14,812	$13,817	$43,015	$40,786
Capital expenditures	$8,555	$9,667	$31,245	$32,936

DORMAN PRODUCTS, INC.
Non-GAAP Financial Measures
(in thousands, except per-share amounts)
Our financial results include certain financial measures not derived in accordance with generally accepted accounting principles (GAAP). Non-GAAP financial measures should not be used as a substitute for GAAP measures, or considered in isolation, for the purpose of analyzing our operating performance, financial position or cash flows. Additionally, these non-GAAP measures may not be comparable to similarly titled measures reported by other companies. However, we have presented these non-GAAP financial measures because we believe this presentation, when reconciled to the corresponding GAAP measure, provides useful information to investors by offering additional ways of viewing our results, profitability trends, and underlying growth relative to prior and future periods and to our peers. Management uses these non-GAAP financial measures in making financial, operating, and planning decisions and in evaluating our performance. Non-GAAP financial measures may reflect adjustments for charges such as fair value adjustments, amortization, transaction costs, severance, accelerated depreciation, and other similar expenses related to acquisitions as well as other items that we believe are not related to our ongoing performance.
Adjusted Net Income:

	Three Months Ended		Nine Months Ended
(unaudited)	9/28/24*	9/30/23*	9/28/24*	9/30/23*
Net income (GAAP)	$55,253	$40,522	$135,491	$78,975
Pretax acquisition-related intangible assets amortization [1]	6,173	5,485	17,138	16,336
Pretax acquisition-related transaction and other costs [2]	396	465	1,327	14,880
Pretax executive transition services expense [3]	—	—	—	1,801
Pretax fair value adjustment to contingent consideration [4]	—	(1,000)	—	(13,400)
Pretax reduction in workforce costs [5]	76	—	4,926	—
Tax adjustment (related to above items) [6]	(1,654)	(1,214)	(5,815)	(4,891)
Adjusted net income (Non-GAAP)	$60,244	$44,258	$153,067	$93,701

Diluted earnings per share (GAAP)	$1.80	$1.28	$4.37	$2.50
Pretax acquisition-related intangible assets amortization [1]	0.20	0.17	0.55	0.52
Pretax acquisition-related transaction and other costs [2]	0.01	0.01	0.04	0.47
Pretax executive transition services expense [3]	—	—	—	0.06
Pretax fair value adjustment to contingent consideration [4]	—	(0.03)	—	(0.42)
Pretax reduction in workforce costs [5]	0.00	—	0.16	—
Tax adjustment (related to above items) [6]	(0.05)	(0.04)	(0.19)	(0.16)
Adjusted diluted earnings per share (Non-GAAP)	$1.96	$1.40	$4.93	$2.97

Weighted average diluted shares outstanding	30,739	31,555	31,019	31,540
* Amounts may not add due to rounding.
See accompanying notes at the end of this supplemental schedule.

DORMAN PRODUCTS, INC.
Non-GAAP Financial Measures
(in thousands, except per-share amounts)
Adjusted Gross Profit:

	Three Months Ended		Three Months Ended
(unaudited)	9/28/24	Pct.**	9/30/23	Pct.**
Gross profit (GAAP)	$203,803	40.5	$183,218	37.5
Pretax acquisition-related transaction and other costs [2]	1	0.0	6	0.0
Adjusted gross profit (Non-GAAP)	$203,804	40.5	$183,224	37.5

Net sales	$503,773		$488,186

	Nine Months Ended		Nine Months Ended
(unaudited)	9/28/24	Pct.**	9/30/23	Pct.**
Gross profit (GAAP)	$584,650	39.6	$491,201	34.2
Pretax acquisition-related transaction and other costs [2]	11	0.0	11,806	0.8
Adjusted gross profit (Non-GAAP)	$584,661	39.6	$503,007	35.0

Net sales	$1,475,425		$1,435,492

DORMAN PRODUCTS, INC.
Non-GAAP Financial Measures
(in thousands, except per-share amounts)
Adjusted SG&A Expenses:

	Three Months Ended		Three Months Ended
(unaudited)	9/28/24	Pct.**	9/30/23	Pct.**
SG&A expenses (GAAP)	$124,532	24.7	$119,010	24.4
Pretax acquisition-related intangible assets amortization [1]	(6,173)	(1.2)	(5,485)	(1.1)
Pretax acquisition-related transaction and other costs [2]	(395)	(0.1)	(459)	(0.1)
Pretax fair value adjustment to contingent consideration [4]	—	—	1,000	0.2
Pretax reduction in workforce costs [5]	(76)	(0.0)	—	—
Adjusted SG&A expenses (Non-GAAP)	$117,888	23.4	$114,066	23.4

Net sales	$503,773		$488,186

	Nine Months Ended		Nine Months Ended
(unaudited)	9/28/24	Pct.**	9/30/23	Pct.**
SG&A expenses (GAAP)	$378,489	25.7	$353,681	24.6
Pretax acquisition-related intangible assets amortization [1]	(17,138)	(1.2)	(16,336)	(1.1)
Pretax acquisition-related transaction and other costs [2]	(1,316)	(0.1)	(3,074)	(0.2)
Executive transition services expense [3]	—	—	(1,801)	(0.1)
Pretax fair value adjustment to contingent consideration [4]	—	—	13,400	0.9
Pretax reduction in workforce costs [5]	(4,926)	(0.3)	—	—
Adjusted SG&A expenses (Non-GAAP)	$355,109	24.1	$345,870	24.1

Net sales	$1,475,425		$1,435,492
* *Percentage of sales. Data may not add due to rounding.
[1] – Pretax acquisition-related intangible asset amortization results from allocating the purchase price of acquisitions to the acquired tangible and intangible assets of the acquired business and recognizing the cost of the intangible asset over the period of benefit. Such costs were $6.2 million pretax (or $4.6 million after tax) during the three months ended September 28, 2024 and $17.1 million pretax (or $12.9 million after tax) during the nine months ended September 28, 2024. Such costs were $5.5 million pretax (or $4.2 million after tax) during the three months ended September 30, 2023 and $16.3 million pretax (or $12.3 million after tax) during the nine months ended September 30, 2023.
[2] – Pretax acquisition-related transaction and other costs include costs incurred to complete and integrate acquisitions, accretion on contingent consideration obligations, inventory fair value adjustments and facility consolidation and start-up expenses. During both the three and nine months ended September 28, 2024, we incurred charges included in cost of goods sold for integration costs of $0.0 million pretax (or $0.0 million after tax). During the three and nine months ended September 28, 2024, we incurred charges included in selling, general and administrative expenses to complete and integrate acquisitions of $0.4 million pretax (or $0.3 million after tax) and $1.3 million pretax (or $1.0 million after tax), respectively.
During the three and nine months ended September 30, 2023, we incurred charges included in cost of goods sold for integration costs, other facility consolidation expenses and inventory fair value adjustments of $0.0 million pretax (or $0.0 million after tax) and $11.8 million pretax (or $8.9 million after tax), respectively. During the three and nine months ended September 30, 2023, we incurred charges included in selling, general and administrative expenses to complete and integrate acquisitions, accretion on contingent consideration obligations and facility consolidation and start-up expenses of $0.5 million pretax (or $0.4 million after tax) and $3.1 million pretax (or $2.4 million after tax), respectively.

DORMAN PRODUCTS, INC.
Non-GAAP Financial Measures
(in thousands, except per-share amounts)
[3] – Pretax executive transition service expenses represents an accrual for costs required to be paid under an agreement in connection with the planned transition of our Executive Chairman to Non-Executive Chairman, and other professional services rendered in connection with the execution of the agreement. The expense was $1.8 million pretax (or $1.4 million after tax) during the nine months ended September 30, 2023.
[4] – Fair value adjustments to contingent consideration represents the change to our estimates of ultimate earnout payment amounts for a previously completed acquisition based on projections of financial performance compared to the target amounts defined in the purchase agreement and totaled $1.0 million pretax (or $0.8 million after tax) and $13.4 million pretax (or $10.2 million after tax) during the three and nine months ended September 30, 2023, respectively.
[5] – Pretax reduction in workforce costs represents costs incurred in connection with our planned workforce reduction including severance and other payroll-related costs insurance continuation costs, modifications of share-based compensation awards, and other costs directly attributable to the action. During the three and nine months ended September 28, 2024, the expense was $0.1 million pretax (or $0.1 million after tax) and $4.9 million pretax (or $3.7 million after tax), respectively.
[6] – Tax adjustments represent the aggregate tax effect of all non-GAAP adjustments reflected in the table above and totaled $(1.7) million and $(5.8) million during the three and nine months ended September 28, 2024, respectively, and $(1.2) million and $(4.9) million during the three and nine months ended September 30, 2023, respectively. Such items are estimated by applying our statutory tax rate to the pretax amount, or an actual tax amount for discrete items.

DORMAN PRODUCTS, INC.
Non-GAAP Financial Measures
(in thousands, except per-share amounts)

2024 Guidance:

The Company provides the following updated guidance ranges related to their fiscal 2024 outlook:

	Year Ending 12/31/2024
(unaudited)	Low End*	High End*
Diluted earnings per share (GAAP)	$6.15	$6.25
Pretax acquisition-related intangible assets amortization	0.73	0.73
Pretax acquisition transaction and other costs	0.05	0.05
Pretax reduction in workforce costs	0.15	0.15
Tax adjustment (related to above items)	(0.23)	(0.23)
Adjusted diluted earnings per share (Non-GAAP)	$6.85	$6.95

Weighted average diluted shares outstanding	31,000	31,000
*Data may not add due to rounding.